UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2016
Blonder Tongue Laboratories, Inc. (Exact Name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-14120 (Commission File Number)	52-1611421 (I.R.S. Employer Identification No.)
One Jake Brown Road, Old Bridge, New Jersey 08857 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (732) 679-4000
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Blonder Tongue Laboratories, Inc. (the “Company”) previously disclosed that it had received a commitment from Robert J. Pallé and Carol M. Pallé (the “Lenders”) to provide the Company with financing of up to $600,000 in the form of senior subordinated convertible debt.  On February 11, 2016 the Company, R. L. Drake Holdings, LLC, its wholly-owned subsidiary (“RLD”), and the Lenders entered into a Senior Subordinated Convertible Loan and Security Agreement (the “Pallé Loan Agreement”), pursuant to which the Lenders will provide the Company with a delayed draw term loan facility of up to $600,000.  The term loan facility consists of an initial advance of $200,000 (inclusive of a $100,000 advance previously provided by the Lenders) and a commitment to make additional advances up to an additional $400,000.  Interest on the term loan will accrue at 12% per annum (subject to increase under certain circumstances) and is payable monthly in-kind by the automatic increase of the principal amount of the term loan on each monthly interest payment date, by the amount of the accrued interest payable at that time (“PIK Interest”); provided, however, that at the option of the Company, it may pay interest in cash on any interest payment date, in lieu of PIK Interest.  The Lenders will have the option of converting the principal balance of the loan, in whole (unless otherwise agreed by the Company), into shares of the Company’s common stock at a conversion price of $0.54 per share (subject to adjustment under certain circumstances).  This conversion right is subject to any necessary stockholder approval required by the rules of the NYSE MKT, and the Company has agreed to submit a proposal at its 2016 annual meeting to obtain stockholder approval.  The obligations of the Company and RLD under the Pallé Loan Agreement are secured generally by the Company’s and RLD’s assets, including by the mortgage described below.  The Pallé Loan Agreement terminates three years from the date of closing.

On February 11, 2016, the Company, RLD and the Lenders also entered into a Mortgage and Security Agreement (the “Mortgage”) pursuant to which the obligations of the Company and RLD under the Pallé Loan Agreement are secured by a mortgage (subordinate to a prior mortgage in favor of Santander Bank, N.A. (“Santander”)) on the Company’s headquarters property in Old Bridge, New Jersey.

In connection with the Pallé Loan Agreement, on February 11, 2016, the Company, RLD, the Lenders and Santander entered into a Subordination Agreement (the “Subordination Agreement”).  Pursuant to the Subordination Agreement, the parties have acknowledged and agreed that the rights of the Lenders under the Pallé Loan Agreement and the Mortgage are subordinate to the rights of Santander under the Revolving Credit, Term Loan and Security Agreement dated August 6, 2008, as amended, between the Company, RLD and Santander, and the Term Note and Revolving Credit Note relating thereto.  Further, under the Subordination Agreement, notwithstanding the terms of the Pallé Loan Agreement, the Company is precluded from making (and the Lender is precluded from accepting) cash payments of interest in lieu of PIK Interest, in the absence of the prior written consent of Santander.

The foregoing summary of the Pallé Loan Agreement, the Mortgage and the Subordination Agreement is not complete and is qualified in its entirety by reference to the full text of each of the Pallé Loan Agreement, the Mortgage and the Subordination Agreement, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03.  Upon a default under the Pallé Loan Agreement, including the non-payment of principal or interest, the obligations of the Company under the Pallé Loan Agreement may be accelerated and the Lender may (subject to the Subordination Agreement) pursue its rights under the Uniform Commercial Code and any other applicable law or in equity.

Item 8.01	Other Events

The Company previously disclosed that it had received a proposal from ZyCast Technology, Inc. (“ZyCast”) to invest $1,000,000 to purchase shares of the Company’s common stock.  The Company and ZyCast were unable to reach a mutually-acceptable agreement and discussions between the parties as to a possible investment by ZyCast have ceased.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits.  The following exhibits are filed herewith:

Exhibit No.	Description

10.1
Senior Subordinated Convertible Loan and Security Agreement dated as of February 11, 2016 by and between Blonder Tongue Laboratories, Inc., R. L. Drake Holdings, LLC and Robert J. Pallé and Carol M. Pallé.

10.2	Mortgage and Security Agreement dated as of February 11, 2016 by and between Blonder Tongue Laboratories, Inc., as Mortgagor and Robert J. Pallé and Carol M. Pallé, as Mortgagee.

10.3	Subordination Agreement dated as of February 11, 2016 by and between Blonder Tongue Laboratories, Inc., R. L. Drake Holdings, LLC, Robert J. Pallé and Carol M. Pallé and Santander Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLONDER TONGUE LABORATORIES, INC.

By: /s/ Eric Skolnik
Eric Skolnik
Senior Vice President and Chief Financial Officer

Date: February 12, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1
Senior Subordinated Convertible Loan and Security Agreement dated as of February 11, 2016 by and between Blonder Tongue Laboratories, Inc., R. L. Drake Holdings, LLC and Robert J. Pallé and Carol M. Pallé.

10.2	Mortgage and Security Agreement dated as of February 11, 2016 by and between Blonder Tongue Laboratories, Inc., as Mortgagor and Robert J. Pallé and Carol M. Pallé, as Mortgagee.

10.3	Subordination Agreement dated as of February 11, 2016 by and between Blonder Tongue Laboratories, Inc., R. L. Drake Holdings, LLC, Robert J. Pallé and Carol M. Pallé and Santander Bank, N.A.

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